Exhibit 10.15
STRATEGIC ALLIANCE NETWORK

18101 Von Karman Avenue
Suite 330
Irvine, CA 92612

May 16, 2007

Windy City, Inc.
8000 Towers Crescent Drive, Suite 1300
Vienna, Virginia 22182

Re:	Consulting Agreement

Gentlemen:

The undersigned hereby agree that, pursuant to the terms and conditions set forth in this letter agreement, Strategic Alliance Network, LLC (“SAN”) shall perform for Windy City, Inc. (“Windy City”) consulting services, which shall include but not be limited to, the review and analysis of the financial statements of XLNT Veterinary Care, Inc. (“XLNT”) and its subsidiaries, the monitoring and evaluation of XLNT’s compliance with its agreements with Echo Healthcare Acquisition Corp. (“Echo”) and the assistance with the preparation of financial statements and reports for Echo (“Consulting Services”), in connection with the merger (“Merger”) by and among Echo, Pet DRx Acquisition Company, a newly formed, wholly-owned subsidiary of Echo, and XLNT. In consideration of the Consulting Services, Windy City shall pay SAN a fee of $10,000 per month, plus all reasonable, documented out-of-pocket expenses incurred by SAN in connection with this engagement, commencing on April 1, 2007 and continuing monthly thereafter until the Termination Date. SAN agrees to defer $3,000 per month of such fee until the Termination Date. For purposes of this letter agreement the “Termination Date” shall be the earlier of the closing date of the Merger or the date on which the Merger is terminated. All deferred fees shall be due and payable on the Termination Date unless otherwise agreed to by SAN and Windy City.

Each of the undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

STRATEGIC ALLIANCE NETWORK, LLC

  /s/ Kevin Pendergest
Kevin W. Pendergest

WINDY CITY, INC.

 /s/ Joel Kanter
Joel Kanter